CUSIP No. 82657M105	13D	Page 11 of 11 Pages

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Sight Sciences, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: May 19, 2022

Allegro Investment Fund, L.P.

By:	/s/ Staffan Encrantz
Staffan Encrantz, President of Allegro Investment Inc., Investment Manager of Allegro Investment Fund, L.P.

Allegro Investors LLC

By:	/s/ Staffan Encrantz
Staffan Encrantz, Sole Member

Allegro Investment Inc.

By:	/s/ Staffan Encrantz
Staffan Encrantz, President

By:	/s/ Staffan Encrantz
Staffan Encrantz